UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Republic Airways Holdings Inc. Board of Directors unanimously elected Robert Colin as a director of the Company effective as of February 10, 2014 and appointed him as the chairman of the Audit Committee.  Mr. Colin, age 57, has more than 30 years of experience and leadership in the areas of accounting, auditing and financial reporting.  Most recently, Mr. Colin was Chief Financial Officer, BrightPoint Americas from May 2012 until April 2013; and he served as Senior Vice President, Chief Accounting Officer and Controller of BrightPoint, Inc. from August 2011 until May 2012. Before joining BrightPoint, Mr. Colin served as a partner for Deloitte & Touche LLP, Assurance from 1994 to 2011. Mr. Colin is licensed as a Certified Public Accountant. Mr. Colin will receive compensation for his service as a non-employee director of the Company pursuant to the Company's compensation program for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: February 12, 2014